Exhibit 10.2

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 16, 2022 (the “Effective Date”), between SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (the “Borrower”) and SILICON VALLEY BANK (the “Bank”).
RECITALS:
WHEREAS, the Borrower and the Bank are party to the Loan and Security Agreement, dated as of April 26, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, the Borrower has requested that certain amendments to the Loan Agreement be made to permit the Borrower to take certain actions to permit and/or facilitate the repurchases of certain equity securities pursuant to the Share Repurchase Program (as defined herein);
WHEREAS, the Bank has agreed to so amend the Loan Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1 Definitions; Interpretation.
(a)Definitions. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. In addition, the following terms, when used in this Loan Amendment, shall have the following meanings:
(i)“Share Repurchase Committee” means the Share Repurchase Committee of Parent established by the board of directors of Parent and consisting of Parent’s Chief Executive Officer, Chief Financial Officer, and General Counsel and Corporate Secretary.
(ii)“Share Repurchase Period” means the eighteen (18) month period that commences on May 16, 2022 and ends on November 16, 2023.
(iii)“Share Repurchase Program” means the repurchase by Parent and/or Borrower, during the Share Repurchase Period, of Parent’s Class A Common Stock (and, to the extent required by Borrower’s Operating Documents, an equivalent number of Class X Units) on the terms and conditions determined by the Share Repurchase Committee (including, without limitation, the quantity, timing, price, and purpose of any such repurchase).
(b)Interpretation. The rules of interpretation set forth in the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2 Amendments to Loan Agreement. Subject to and effective as of the Effective Date:
(a)Dispositions. Section 6.1(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(d) Transfers consisting of the Borrower’s or its Subsidiaries use or transfer of money or Cash Equivalents (i) in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents and (ii) in connection with any repurchase by Parent and/or the Borrower of equity securities pursuant to, and in accordance with the terms and conditions of, the Share Repurchase Program so long as (A) no Default or Event of Default has occurred and is continuing or would result from such Transfer or Transfers and (B) the aggregate amount of such Transfer or Transfers in respect of the Share Repurchase Program (together with all distributions under Section 6.7(a)(vii)) do not exceed $50,000,000 in the aggregate.”
(b)Distributions; Investments. Section 6.7(a) of the Loan Agreement is hereby amended to add new clause (vii) at the end thereof as follows:
“(vii) Borrower may repurchase, and Borrower may make distributions to Parent to facilitate the repurchase by Parent of, any equity securities pursuant to, and in accordance with the terms and conditions of, the Share Repurchase Program so long (A) no Default or Event of Default has occurred and is continuing or would result from such distributions and (B) as the aggregate amount of such distributions (together with all Transfers under Section 6.1(d)(ii)) do not exceed
$50,000,000 in the aggregate.”
(c)Transactions with Affiliates. Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“6.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are (i) in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) set forth on the Perfection Certificate delivered as of the Effective Date, or (iii) pursuant to, and in accordance with the terms and conditions of, the Share Repurchase Program."
SECTION 3 Continuing Effect. Except as expressly provided herein, this Amendment shall not limit or otherwise adversely affect the rights of the Borrower or the Bank under the Loan Agreement or any other Loan Document. The Bank reserves the right to insist on strict compliance with the terms of the Loan Agreement and each other Loan Document, and the Borrower expressly acknowledges in each case such reservation of rights and its obligations under Section 7 hereof. The execution of this Amendment will not, either alone or taken with other consents of provisions of the Loan Agreement or any other Loan Document, be deemed to create or be evidence of a course of conduct. Any future or additional consents relating to the Loan Agreement or any other Loan Document shall be effective only if set forth in a writing separate and distinct from this Amendment and executed pursuant to Section 10.1 of the Loan Agreement. Except as expressly provided herein, the Loan Agreement and each other Loan Document shall remain in full force and effect, without further amendment or modification.
SECTION 4 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to each other party hereto that, as of the Effective Date: (a) the Amendment has been duly authorized, executed and delivered by it and each of this Amendment, the Loan Agreement (as amended hereby on the Effective Date) and the Loan Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (b) after giving effect to this Amendment and the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment and the performance of the Loan Agreement (as amended hereby on the Effective Date) shall not (i) violate its Operating Documents or the Loan Documents, (ii) violate any Requirement of Law, Governmental Approval or any contractual obligation of the Borrower and (iii) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to its Operating Documents, any Requirement of Law, any Governmental Approval or any such contractual obligation (other than the Liens created by the Loan Documents in favor of the Bank); and (d) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date (except to (A) the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date and (B) representations and warranties qualified by materiality shall be true and correct in all respects).
SECTION 5 Conditions to Effectiveness. This Amendment shall be effective upon the Effective Date so long as the Borrower has delivered to the Bank the duly executed counterparts hereof.
SECTION 6 Reaffirmation. By executing and delivering a counterpart hereof, (a) the Borrower hereby agrees that all Loans incurred by the Borrower shall be secured pursuant to the Loan Documents in accordance with the respective terms and provisions thereof and (b) the Borrower hereby (i) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (ii) agrees that all of the Liens and security interests created and arising under each Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (iii) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including its pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).
SECTION 7 Miscellaneous.
(a)Governing Law; Submission to Jurisdiction. THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTION 10 OF THE LOAN AGREEMENT, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL AND SHALL APPLY MUTATIS MUTANDIS AS IF SET FORTH HEREIN.
(b)Loan Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery or acknowledgement (as applicable) of this Amendment by the Bank shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any such person to provide any other or further amendments, consents or waivers in the future (including any such other or further amendments, waivers or consents that may be the same or similar to any of those contemplated herein).
(c)Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.
(d)Complete Agreement; Amendments. This Amendment together with the other Loan Documents represent the entire agreement of the Borrower and the Bank with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 11.6 of the Loan Agreement.
(e)Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
(g)Interpretation. This Amendment is the result of negotiations between and has been reviewed by counsel to the Borrower. Accordingly, this Amendment shall not be construed against the Bank merely because of its involvement in the preparation thereof.
(h)Loan Document. This Amendment shall constitute a Loan Document.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

SUNLIGHT FINANCIAL LLC

By: /s/ Rodney Yoder     Name: Rodney Yoder
Title:    Chief Financial Officer
5/16/2022

BANK:

SILICON VALLEY BANK

By: /s/ Josh Wagner     Name: Josh Wagner
Title:    Vice President II, Climate Technology & Sustainability Finance
5/16/2022